SENIOR SECURED PROMISSORY NOTE

$40,000,000	December 19, 2003

     For value received, the undersigned, Pac-West Telecomm, Inc., a California corporation (the “Company”), hereby PROMISES TO PAY to the order of Deutsche Bank AG – London acting through DB Advisors, LLC as investment advisor (the “Investor”), the principal sum of $40,000,000 together with interest in arrears from and including the date hereof on the unpaid principal balance until such principal balance is paid in full. The Company agrees to make all payments under this Senior Secured Promissory Note to the order of the Investor, in lawful money of the United States of America and in immediately available funds, to such account or place as the Investor may request in writing ten (10) Business Days (as defined herein) prior to any such payment.

     The Company agrees to pay interest on the unpaid principal amount of this Senior Secured Promissory Note until such principal amount shall be paid in full, compounded quarterly, at a rate per annum equal to 0.50% per annum above the rate of interest per annum (the “Eurodollar Rate”) (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of each Interest Period (as defined below) for an amount substantially equal to such unpaid amount and for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of each Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates). Each Interest Period shall be a period having a duration of three months. The initial Interest Period shall begin on the date hereof and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period. Interest shall be payable in arrears at the end of each Interest Period as set forth in the relevant provision below and shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Senior Secured Promissory Note, the Investor does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. Except as otherwise provided herein or in the Security Agreement (as defined below), all payments received by the Investor hereunder will be applied first to reasonable costs of collection, if any, then to accrued but unpaid interest and the balance to principal.

     The Company shall pay interest on the amount of any principal, interest or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum of interest set forth in the immediately preceding paragraph (the “Default Rate”).

     Principal hereunder shall be payable in a single payment by 11:00 A.M. (New York City time) on [insert date three years after Closing] (the “Principal Payment Date”); provided, however, that such Principal Payment Date shall be extended to coincide with any extension of the Expiration Date permitted under and as provided in Section 1(a) or 1(b) of the Warrant issued to the Investor on the date hereof. Interest hereunder shall be payable on the last day of each Interest Period in arrears commencing on                    , 2003 (each such date being an “Interest Payment Date”) with a final payment of all unpaid interest on the date principal is paid in full hereunder. The Company shall have the option to pay such interest in cash or to cause such interest to be capitalized on any such Interest Payment Date and added to the principal amount of this Senior Secured Promissory Note, which additional amount shall bear interest and otherwise be payable in accordance with the terms and conditions of this Senior Secured Promissory Note.

     The Investor shall have the right at any time to request that any or all capitalized interest added to the principal amount of this Senior Secured Promissory Note be evidenced by a separate promissory note or notes in substantially the form of this Senior Secured Promissory Note.

     If any day on which a payment is due pursuant to the terms of this Senior Secured Promissory Note is not a day on which banks in the State of New York are generally open (a “Business Day”), such payment shall be due on the next Business Day following such date and interest shall be payable for such extension of time; provided, that any such interest accruing for such extension of time shall be due and payable on the immediately succeeding Interest Payment Date.

     This Senior Secured Promissory Note may be prepaid at any time, without premium, penalty, breakage fees or expenses, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid. All prepayments made shall be recorded by the Investor and, prior to any transfer hereof, indorsed on the grid attached as Annex I hereto, which is part of this Senior Secured Promissory Note; provided, that the failure of the Investor to make any such recordation shall not affect the obligations of the Company under this Senior Secured Promissory Note.

     This Senior Secured Promissory Note is entitled to the benefits of and is secured by the pledge, liens, security, title, rights and security interests granted under the Guaranty and Security Agreement between the Company and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”), for the Investor and the other “Lenders” referred to therein dated as of the date hereof (the “Security Agreement”), as the same may be amended, supplemented or renewed, from time to time. The Investor, by its acceptance of this Note, hereby accepts and acknowledges the rights, limitation of rights, duties, indemnities, entitlements, remedies and undertakings of a “Lender” under and pursuant to the Security Agreement, and the appointment of the Collateral Agent to act for and on behalf of such Lender pursuant thereto. Upon the occurrence and during the continuation of any Event of Default (as defined in the Security Agreement), (i) the Collateral Agent, at the direction of the Majority Lenders (as defined in the Security Agreement), may by notice to the Company, declare this Senior Secured Promissory Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Senior Secured Promissory Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (ii) the Collateral Agent may pursue its remedies against the Company and the personal property that secures the Company’s obligations, from time to time and in such order as the Majority Lenders shall determine.

     The Company agrees that, upon the acceleration of this Senior Secured Promissory Note following the occurrence of an Event of Default that is not cured within the applicable cure period, the Company shall pay to the Investor, in addition to principal and accrued interest thereon, all reasonable out-of-pocket costs of collection of the principal and accrued interest, including, but not limited to, all reasonable out-of-pocket attorneys’ fees, court costs, and other reasonable out-of-pocket costs and expenses of the Investor related to the enforcement of payment of this Senior Secured Promissory Note. Such amounts which are not paid within 10 days after Investor’s written demand therefor shall be added to the principal of this Senior Secured Promissory Note and will bear interest at the Default Rate.

     All notices and other communications provided for under this Senior Secured Promissory Note shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, in accordance with the terms of the Security Agreement and, in the case of the Company and the Collateral Agent; to the addresses provided pursuant thereto and, in the case of the Investor, to: DB Advisors LLC, 280 Park Avenue, 9th Floor, New York, NY 10017, Attention:                    with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, new York, NY 10022-6069, Facsimile: 212-848-7179; Attention: Stephen M. Besen, Esq.

     No amendment, waiver, modification or supplement of any provision of this Senior Secured Promissory Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing signed by the Company and accepted and agreed to by such Investor and then such amendment, waiver, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given.

     This Senior Secured Promissory Note is governed by and construed in accordance with, the laws of the State of New York.

     This Senior Secured Promissory Note may not be assigned, in whole or in part, from time to time, by the Investor to any third party (other than an Affiliate or Permitted Transferee (each as defined in the Note and Warrant Purchase Agreement, dated October 17, 2003, by and between the Company and the Investor)) without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Company may withhold its consent in its sole discretion with respect to any transfer of any interest in the Note in a principal amount less than $10,000,000.

     This Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note are not assignable or delegable, directly or indirectly, in whole or in part, by the Company, without the prior written consent of the Investor; provided, however, that the Company may transfer this Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note to any third party that has acquired all or substantially all of the capital stock or ownership interest in and to the Company (including by way of merger or consolidation) or to any third party that has acquired all or substantially all of the assets of the Company; provided that the Collateral (as defined in the Security Agreement) is included in any such sale. This Senior Secured Promissory Note shall be binding upon the Company, its permitted successors and its assigns, and, in addition, shall inure to the benefit of and be enforceable by the Investor and its successors and assigns. Whenever possible this Senior Secured Promissory Note and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision of this Senior Secured Promissory Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance. All rights and remedies provided in this Senior Secured Promissory Note, the Security Agreement or any law shall be available to the Investor and shall be cumulative.

     The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Senior Secured Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Investor with respect to the time of payment or any other provision hereof or of the Security Agreement.

     No course of dealing between the Company and the Investor and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any rights of the Investor.

     This Senior Secured Promissory Note and the indebtedness of the Company to the Investor evidenced hereby, shall not be subject to any set-off, recoupment or counterclaim, each of which is hereby expressly waived by the Company.

     The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Senior Secured Promissory Note and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

COMPANY:

PAC-WEST TELECOMM, INC.

By: /s/ H. RAVI BRAR Name: H. Ravi Brar Title: Chief Financial Officer

Annex I

PREPAYMENTS

Date	Amount Prepaid	Unpaid Balance	Notation Made By